                                                                    Exhibit (11)

                 COMPUTATIONS OF INCOME/(LOSS) PER COMMON SHARE

                      RUSSELL CORPORATION AND SUBSIDIARIES

                                                       Year Ended
                                    --------------------------------------------------
                                    December 30,        January 1,         January 2,
                                        2000               2000               1999
                                    ------------       -----------        ------------
Basic:

     Net Income (Loss)              $14,515,000        $ 8,388,000        $(10,379,000)
                                    ===========        ===========        ============

     Weighted Average Common
      Shares Outstanding             32,405,926         33,842,751          36,216,571
                                    ===========        ===========        ============

     Income (Loss)                  $       .45        $       .25        $       (.29)
      per Share-Basic               ===========        ===========        ============

Diluted:

     Net Income (Loss)              $14,515,000        $ 8,388,000        $(10,379,000)
                                    ===========        ===========        ============

     Weighted Average Common
      Shares Outstanding             32,405,926         33,842,751          36,216,571

     Net Effect of Dilutive
      Stock Options                     280,080             23,750                 -0-
                                    -----------        -----------        ------------

     Total                           32,686,006         33,866,501          36,216,571
                                    ===========        ===========        ============

     Income (Loss)                  $       .44        $       .25        $       (.29)
      Per Share-Diluted             ===========        ===========        ============



                                      IV-13